10.5      Escrow Agreement between LVPS and Richard O. Weed

                                ESCROW AGREEMENT



                                November 19, 1999


Mr. Richard O. Weed
Weed & Co. L.P.
4695 MacArthur Court, Suite 530
Newport Beach, CA 92660

         RE:      Escrow Agreement LVPS, Inc.

Dear Mr. Weed:

         As escrow agent for LVPS MicroFacility, Inc., a Delaware corporation (the "Company") in connection with its offer of shares to the public under a registration statement on Form SB-2, you (hereafter, the "Escrow Agent") are hereby authorized and directed to hold the documents and funds (the "Escrow Funds") delivered to the Escrow Agent pursuant to the terms of the offering documents and in accordance with the following instructions:

         1. The Escrow Agent shall, as promptly as feasible, notify the Company of receipt of funds from Subscriber(s). As soon as funds ($2,300,000) for the purchase of at least 287,500 shares have been received by the Escrow Agent and the Company has notified you of its of acceptance of the Subscription Agreements aggregating at least 287,500 shares, the Escrow Agent shall release the Escrow Funds to or upon the order of the Company, and shall release the shares to the Subscriber(s). The Escrow Agent shall deposit all funds received hereunder in the Escrow Agent's escrow account at City National Bank, Newport Beach, California (or any other nationally recognized financial institution that has an office in Newport Beach, California). In the event that the Company does not deliver subscriptions for at least 287,500 shares within the time specified in the offering documents, Escrow Agent shall return the Escrow Funds, without interest, to the Subscriber(s)

         2. The Escrow Agent's duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company and the Escrow Agent.

         3. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as Escrow Agent while acting in good faith, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent's attorneys-at-law shall be conclusive evidence of such good faith.

         4. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         5. The Escrow Agent shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for hereunder.

         6. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent's duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Escrow Agent has acted as legal counsel for the Company and may continue to act as legal counsel for the Company, from time to time, notwithstanding his duties as Escrow Agent hereunder.

         7. The Escrow Agent's responsibilities as Escrow Agent hereunder shall terminate if the Escrow Agent shall resign by written notice to the Company. In the event of any such resignation, the Company shall appoint a successor Escrow Agent.

         8. If the Escrow Agent reasonably requires other or further instruments in connection with these Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         9. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent's sole discretion (1) to retain in the Escrow Agent's possession without liability to anyone all or any part of said documents or Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or federal court having competent subject matter jurisdiction and located in the State of California and County of Orange in accordance with the applicable procedure therefore.

         10. The Company and the Company's Chief Executive Officer agree jointly and severally to indemnify and hold harmless the Escrow Agent from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder other than any such claim, liability, cost or expense to the extent the same shall (a) have been tax obligations in connection with Escrow Agent's fee hereunder, if any, or (b) have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Escrow Agent, or (c) be a liability, or arise from liability, to the Company.

         11. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or three business days after deposit in the United States Postal Service, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:            LVPS MicroFacility, Inc.
                    7755 Center Avenue, 11th Floor
                    Huntington Beach, CA 92647

ESCROW AGENT:       Richard O. Weed
                    Weed & Co. L.P.
                    4695 MacArthur Court, Suite 530
                    Newport Beach, CA 92660
                    Telephone (949) 475-9086
                    Facsimile (949) 475-9087

         12. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns and shall be governed by the laws of the State of California without giving effect to principles governing the conflicts of laws. A facsimile transmission of these instructions signed by the Escrow Agent shall be legal and binding on all parties hereto.

         13. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided in the Agreement.

         14. The rights and obligations of any party hereto are not assignable without the written consent of the other parties hereto. This constitutes the entire agreement amongst the parties with respect to the subject matter hereof.

                                        Company
                                        LVPS MicroFacility, Inc.

                                        By:  /s/  Ron Patterson
                                        Name:     Ron Patterson
                                        Title:    Chief Executive Officer

                                        By: /s/   Ron Patterson
                                        Name:     Ron Patterson, an individual

Accepted and Agreed to this 19th day of November 1999

Escrow Agent

By:  /s/  Richard O. Weed
Name:     Richard O. Weed